                                                                     EXHIBIT 5.1

             [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM]



                                       November 17, 1994



National Steel Corporation
4100 Edison Lakes Parkway
Mishawaka, Indiana  46545-3440

               Re:  National Steel Corporation
                    Registration Statement on Form S-3
                    (Registration No. 33-55989)
                    ----------------------------------

Gentlemen:

          We are acting as special counsel to National Steel Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") on October 12, 1994. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 6,900,000 shares (the "Shares") of Class B Common Stock, par value $.01 per share, to be issued and sold pursuant to an underwriting agreement to be entered into among the Company and J.P. Morgan Securities Inc., PaineWebber Incorporated, Salomon Brothers Inc, J.P. Morgan Securities Ltd., PaineWebber International (U.K.) Ltd. and Salomon Brothers International Limited, on behalf of themselves and the several other underwriters to be named in Schedule I and II thereto (the "Underwriting Agreement"). Capitalized terms used herein and not otherwise defined have the meanings given to them in the Registration Statement.

National Steel Corporation
November 17, 1994
Page 2


          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Sixth Restated Certificate of Incorporation of the Company as amended to date, (ii) the By-laws of the Company as amended to date (iii) certain resolutions of the Board of Directors of the Company relating to the offering of the Shares and certain other actions to be taken in connection with the issuance and sale of the Shares, (iv) the Registration Statement and (v) such other documents as we have deemed necessary or appropriate as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the practice of law in the States of Illinois and Delaware, and we express no opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Underwriting Agreement is duly executed and delivered by the Company and the other parties thereto and (iii) certificates representing the Shares are duly executed, countersigned, registered and duly delivered upon payment of the agreed upon consideration therefor, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

National Steel Corporation
November 17, 1994
Page 3


          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                       Very truly yours,


                                       /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                       ----------------------------------------
                                       Skadden, Arps, Slate, Meagher & Flom